Exhibit 99.1

FOR IMMEDIATE RELEASE	For further information, call:
Timothy R. Horne – Sr. Vice President - Finance
Dover, Delaware, October 26, 2017	(302) 857-3292

DOVER MOTORSPORTS, INC.

REPORTS RESULTS FOR THE THIRD QUARTER OF 2017

Dover Motorsports, Inc. (NYSE: DVD) today reported results for the three months ended September 30, 2017.

Our fall NASCAR event weekend, which consists of a K&N Pro Series East event, an XFINITY Series event, and a Monster Energy Cup Series event was held on September 29, 2017 to October 1, 2017 and September 30, 2016 to October 2 in 2016. As a result, the XFINITY Series event was held during the third quarter of 2017 and the fourth quarter of 2016.

Revenues for the third quarter of 2017 were $2,740,000 compared with $369,000 in the third quarter of 2016. Operating and marketing expenses were $3,485,000 in the third quarter of 2017 compared to $1,387,000 in the third quarter of 2016. Both increases were primarily from the timing of the XFINITY Series races previously mentioned.

General and administrative expenses of $1,770,000 in the third quarter of 2017 were comparable to $1,799,000 in the third quarter of 2016.

Depreciation expense increased to $863,000 in the third quarter of 2017 compared to $828,000 in the third quarter of 2016.

Net interest expense of $34,000 in the third quarter of 2017 was comparable to $41,000 in the third quarter of 2016.

Loss before income taxes for the third quarter of 2017 was ($3,396,000) compared to ($3,679,000) in the third quarter of 2016.

Net loss for the third quarter of 2017 was ($2,015,000) or ($0.06) per diluted share compared to ($2,167,000) or ($0.06) per diluted share for the third quarter of 2016.

At September 30, 2017, the Company’s total indebtedness was $5,880,000 compared with $8,060,000 at September 30, 2016.

On August 17, 2017, we entered into an agreement with an entity owned by Panattoni Development Company, an international commercial real estate development company, relative to the sale of approximately 150 acres at our Nashville Superspeedway at a purchase price of $35,000 per acre. Closing under this agreement is scheduled to occur by the end of the year, subject to extension if certain milestones have been met (which could delay closing until the first quarter of 2018). Additionally, we granted the prospective buyer a three-year option on an additional 87 acres at $55,000 per acre. We will continue with our effort to sell the approximately 1,150 acres of Nashville Superspeedway property that would remain after these transactions.

The Company announced yesterday that its Board of Directors declared an annual cash dividend on both classes of common stock of $.08 per share. The dividend will be payable on December 10, 2017 to shareholders of record at the close of business on November 10, 2017. Due to the seasonal nature of our business, we will evaluate dividends annually.

* * *

This release contains or may contain forward-looking statements based on management’s beliefs and assumptions. Such statements are subject to various risks and uncertainties which could cause results to vary materially. Please refer to the Company’s SEC filings for a discussion of such factors.

Dover Motorsports, Inc. is a leading promoter of NASCAR sanctioned and other motorsports events in the United States whose subsidiaries own and operate Dover International Speedway in Dover, Delaware and Nashville Superspeedway near Nashville, Tennessee. For further information, log on to dovermotorsports.com.

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues:
Admissions	$425	$82	$3,871	$3,764
Event-related	995	285	5,739	5,098
Broadcasting	1,319	—	18,824	16,890
Other	1	2	3	9

	2,740	369	28,437	25,761

Expenses:
Operating and marketing	3,485	1,387	18,639	16,440
General and administrative	1,770	1,799	5,561	5,573
Costs to remove long-lived assets	—	—	286	—
Depreciation	863	828	2,507	2,591

	6,118	4,014	26,993	24,604

Operating (loss) earnings	(3,378)	(3,645)	1,444	1,157

Interest expense, net	(34)	(41)	(150)	(166)
Benefit (provision) for contingent obligation	11	(17)	(41)	(73)
Other income	5	24	51	16

(Loss) earnings before income taxes	(3,396)	(3,679)	1,304	934

Income tax benefit (expense)	1,381	1,512	(521)	(378)

Net (loss) earnings	$(2,015)	$(2,167)	$783	$556

Net (loss) earnings per common share:
Basic	$(0.06)	$(0.06)	$0.02	$0.02

Diluted	$(0.06)	$(0.06)	$0.02	$0.02

Weighted average shares outstanding:
Basic	36,282	36,216	36,299	36,238
Diluted	36,282	36,216	36,299	36,238

DOVER MOTORSPORTS, INC.

RECONCILIATION OF GAAP (LOSS) EARNINGS BEFORE INCOME TAXES

TO ADJUSTED (LOSS) EARNINGS BEFORE INCOME TAXES

AND RECONCILIATION OF GAAP NET (LOSS) EARNINGS TO ADJUSTED NET (LOSS) EARNINGS

In Thousands, Except Per Share Amounts

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
GAAP (loss) earnings before income taxes	$(3,396)	$(3,679)	$1,304	$934
Accelerated depreciation (1)	—	25	—	184
Costs to remove long-lived assets (2)	—	—	286	—

Adjusted (loss) earnings before income taxes	$(3,396)	$(3,654)	$1,590	$1,118

GAAP net (loss) earnings	$(2,015)	$(2,167)	$783	$556
Accelerated depreciation, net of income taxes (1)	—	15	—	109
Costs to remove long-lived assets, net of income taxes (2)	—	—	167	—

Adjusted net (loss) earnings	$(2,015)	$(2,152)	$950	$665

GAAP net (loss) earnings per common share - basic and diluted	$(0.06)	$(0.06)	$0.02	$0.02
Accelerated depreciation, net of income taxes (1)	—	—	—	—
Costs to remove long-lived assets, net of income taxes (2)	—	—	—	—

Adjusted net (loss) earnings per common share - basic and diluted (3)	$(0.06)	$(0.06)	$0.03	$0.02

(1)	During the first quarter of 2016, we began a renovation project of certain track related assets at our Dover International Speedway facility which was completed in the first quarter of 2017. As a result, we shortened the service lives of these assets which resulted in accelerated depreciation being recorded in the first nine months of 2016.
(2)	Costs to remove long-lived assets represents costs incurred to remove and dispose of certain grandstand seating at our Dover International Speedway facility.
(3)	The components of GAAP net earnings per common share for the nine months ended September 30, 2017 do not add to the adjusted net earnings per common share due to rounding.

The above financial information is presented using other than generally accepted accounting principles (“non-GAAP”), and is reconciled to comparable information presented using GAAP. Non-GAAP adjusted (loss) earnings before income taxes, adjusted net (loss) earnings and adjusted net (loss) earnings per common share - basic and diluted are derived by adjusting amounts determined in accordance with GAAP for the aforementioned accelerated depreciation and costs to remove long-lived assets. Income taxes are based on our approximate statutory tax rates applicable to each of these items. We believe such non-GAAP information is useful and meaningful to investors, and is used by investors and us to assess core operations. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as an alternative to (loss) earnings before income taxes, net (loss) earnings or net (loss) earnings per common share - basic and diluted, which are determined in accordance with GAAP.

DOVER MOTORSPORTS, INC.

CONSOLIDATED BALANCE SHEETS

In Thousands

(Unaudited)

	September 30,	September 30,	December 31,
	2017	2016	2016
ASSETS
Current assets:
Cash	$146	$215	$1
Accounts receivable	2,420	521	419
Inventories	16	16	17
Prepaid expenses and other	4,352	5,692	1,104
Receivable from Dover Downs Gaming & Entertainment, Inc.	27	—	—
Prepaid income taxes	982	1,600	—
Assets held for sale	2,555	2,555	2,555

Total current assets	10,498	10,599	4,096

Property and equipment, net	51,968	53,393	52,723
Nashville Superspeedway facility	23,445	23,445	23,445
Other assets	1,065	976	1,022

Total assets	$86,976	$88,413	$81,286

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$129	$574	$347
Accrued liabilities	3,176	2,804	2,858
Payable to Dover Downs Gaming & Entertainment, Inc.	—	44	7
Income taxes payable	—	—	218
Deferred revenue	4,702	5,314	1,355

Total current liabilities	8,007	8,736	4,785

Revolving line of credit, net	5,880	8,060	3,840
Liability for pension benefits	3,765	3,650	4,143
Provision for contingent obligation	1,843	1,800	1,802
Deferred income taxes	12,778	13,477	12,911

Total liabilities	32,273	35,723	27,481

Stockholders’ equity:
Common stock	1,830	1,829	1,828
Class A common stock	1,851	1,851	1,851
Additional paid-in capital	101,887	101,806	101,858
Accumulated deficit	(47,557)	(49,745)	(48,340)
Accumulated other comprehensive loss	(3,308)	(3,051)	(3,392)

Total stockholders’ equity	54,703	52,690	53,805

Total liabilities and stockholders’ equity	$86,976	$88,413	$81,286

DOVER MOTORSPORTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

In Thousands

(Unaudited)

	Nine Months Ended
	September 30,
	2017	2016
Operating activities:
Net earnings	$783	$556
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	2,507	2,591
Amortization of credit facility fees	48	71
Stock-based compensation	305	233
Excess tax benefits from stock-based compensation	—	(27)
Deferred income taxes	(272)	(328)
Provision for contingent obligation	41	73
Changes in assets and liabilities:
Accounts receivable	(2,001)	(348)
Inventories	1	56
Prepaid expenses and other	(3,302)	(4,567)
Receivable from/payable to Dover Downs Gaming & Entertainment, Inc.	(34)	88
Prepaid income taxes/income taxes payable	(1,119)	(1,594)
Accounts payable	(191)	(82)
Accrued liabilities	318	(411)
Deferred revenue	3,347	4,036
Liability for pension benefits	(265)	(48)

Net cash provided by operating activities	166	299

Investing activities:
Capital expenditures	(1,779)	(1,923)
Purchases of available-for-sale securities	(142)	(267)
Proceeds from sale of available-for-sale securities	134	185

Net cash used in investing activities	(1,787)	(2,005)

Financing activities:
Borrowings from revolving line of credit	20,660	22,500
Repayments on revolving line of credit	(18,620)	(20,340)
Repurchase of common stock	(274)	(189)
Excess tax benefits from stock-based compensation	—	27
Credit facility fees	—	(78)

Net cash provided by financing activities	1,766	1,920

Net increase in cash	145	214
Cash, beginning of period	1	1

Cash, end of period	$146	$215